UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                        Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
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BLACKROCK CAPITAL INVESTMENT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

BLACKROCK CAPITAL INVESTMENT CORPORATION

40 EAST 52ND STREET

NEW YORK, NEW YORK 10022

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

TO BE HELD ON MAY 1, 2020

Notice is hereby given to the owners of shares of common stock (the "Stockholders") of BlackRock Capital Investment Corporation (the "Company," "we," "our" or "us"), that:

The 2020 Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held on the 4th floor of 40 East 52nd Street, New York, New York, on May 1, 2020, at 10:00 a.m. (New York City time). The Annual Meeting is being held for the following purposes:

1.	To elect two nominees to the Board of Directors (the "Board") of the Company;
2.

To consider and vote upon a proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, to become effective the date after the Annual Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur;

3.	To ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2020; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments, postponements or delays thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS.

We encourage you to contact the Company at 212-810-5800 from 9:00 a.m. to 6:00 p.m. (New York City time) if you have any questions.

The Board of the Company has fixed the close of business on March 2, 2020 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. Whether or not you expect to be present in person at the Annual Meeting, we urge you to mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided, or register your vote by telephone or through the Internet, so you will be represented at the Annual Meeting. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned, postponed or delayed in order to permit further solicitation of the proxies by the Company.

By order of the
Board of the Company

Laurence D. Paredes,
Secretary of the Company
New York, New York
March ,2020

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR REGISTER YOUR VOTE BY TELEPHONE OR THROUGH THE INTERNET. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE ANNUAL MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE SEND IN YOUR PROXY CARD, VOTE YOUR SHARES BY TELEPHONE, OR VOTE VIA THE INTERNET, TODAY.

PRELIMINARY PROXY MATERIALS – SUBJECT TO COMPLETION

BLACKROCK CAPITAL INVESTMENT CORPORATION

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2020

This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (the "Notice of Annual Meeting"). Much of the information in this proxy statement (this "Proxy Statement") is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you do not understand, please contact us at 212-810-5800.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board," each member of which is referred to as a "Director") of BlackRock Capital Investment Corporation (the "Company," "we," "our" or "us"), of proxies to be voted at the 2020 Annual Meeting (the "Annual Meeting") of owners of shares of common stock (the "Stockholders") of the Company and, if the Annual Meeting is adjourned, postponed or delayed, at any later meetings, for the purposes stated in the Notice of Annual Meeting. The Annual Meeting will be held on the 4th floor of 40 East 52nd Street, New York, New York, on May 1, 2020 at 10:00 a.m. (New York City time). This Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card are first being sent to Stockholders on or about March ,2020.

WHY IS A STOCKHOLDER MEETING BEING HELD?

To address various proposals that require Stockholder approval.

WHAT PROPOSALS WILL BE VOTED ON?

In the first proposal (the "First Proposal" or "Proposal 1"), Stockholders are being asked to elect the Class I Directors to the Board of the Company.

In the second proposal (the "Second Proposal" or "Proposal 2"), Stockholders are being asked to consider and vote upon a proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, to become effective the date after the Annual Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur. Effective as of the time the 150% minimum asset coverage ratio becomes effective, the Company's management fee will be reduced from 1.75% on total assets to 1.50% on total assets; provided that the rate will be further reduced to 1.00% on assets that exceed 200% of net asset value; the incentive fee based on net investment income will be reduced from 20% over a 7% hurdle to 17.5% over a 7% hurdle; and the incentive fee based on net capital gains will be reduced from 20% to 17.5%.

In the third proposal (the "Third Proposal" or "Proposal 3"), Stockholders are being asked to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2020.

WILL MY VOTE MAKE A DIFFERENCE?

YES! Your vote is important to the governance of the Company, no matter how many shares you own.

WHO IS ASKING FOR YOUR VOTE?

The enclosed proxy is solicited by the Board for use at the Annual Meeting to be held on May 1, 2020, and, if the Annual Meeting is adjourned, postponed or delayed, at any later meetings, for the purposes stated in the Notice of Annual Meeting (see previous page).

HOW DOES THE COMPANY'S BOARD RECOMMEND THAT STOCKHOLDERS VOTE ON THE PROPOSALS?

The Board recommends that you vote "FOR" each Proposal.

WHO IS ELIGIBLE TO VOTE?

Stockholders of record at the close of business on March 2, 2020 are entitled to be present and to vote at the Annual Meeting or any adjournments, postponements or delays thereof. Each share of common stock is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the Board's recommendation. If any other business is brought before the Annual Meeting, your shares will be voted by the proxyholders at their discretion according to the Board's recommendation.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES?

Stockholders of record own shares that are registered directly in their name with the Company's transfer agent, BNY Mellon Investment Servicing (US) Inc. The Notice of Annual Meeting, Proxy Statement and proxy card are being sent directly to Stockholders of record by the Company. Stockholders of record have the right to vote in person at the Annual Meeting or to grant a voting proxy directly to anyone to vote in their place.

Beneficial owners of shares own shares that are held in a stock brokerage account or by a bank or other nominee. The Notice of Annual Meeting, Proxy Statement and proxy card are being forwarded to beneficial owners by their respective broker, bank or other nominee who is considered, with respect to those shares, the Stockholder of record. A beneficial owner has the right to direct its broker, bank or other nominee on how to vote and is also invited to attend the Annual Meeting. A beneficial owner may vote shares by voting in accordance with the Notice of Annual Meeting, by returning a proxy card to the Company or by making an arrangement with its broker, bank or other nominee concerning how such broker, bank or other nominee should vote its shares. A beneficial owner may also vote its shares in person at the Annual Meeting, if the beneficial owner brings a brokerage statement reflecting its stock ownership as of March 2, 2020, the record date.

HOW DO I VOTE BY PROXY?

Stockholders of record may authorize a proxy to vote on their behalf by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit a Stockholder's right to vote in person at the Annual Meeting. A properly completed and submitted proxy timely received by the Company before the Annual Meeting will be voted in accordance with the Stockholder's instructions, unless those instructions are subsequently revoked. If the Stockholder authorizes a proxy without indicating voting instructions, the proxyholders will vote the Stockholder's shares at their discretion according to the Board's recommendations. Stockholders of record may also vote either via the Internet or by telephone. The enclosed proxy card includes specific instructions to be followed by Stockholders of record interested in voting via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate a Stockholder's identity and to allow Stockholders to vote their shares and to confirm that their instructions have been properly recorded. Stockholders that vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the Stockholder.

HOW DO I VOTE IF MY SHARES ARE HELD THROUGH A BROKER?

Stockholders who hold shares of common stock through a broker, bank or other nominee must follow the voting instructions provided by the broker, bank or nominee, whichever is the record holder. If a Stockholder holds shares of common stock through a broker, bank or other nominee and the Stockholder wishes to vote in person at the Annual Meeting, the Stockholder must obtain a legal proxy from the record holder of the Stockholder's shares and present the proxy at the Annual Meeting. If the Stockholder does not vote in person at the Annual Meeting or does not submit voting instructions to its broker, bank or nominee, the broker, bank or other nominee will not be permitted to vote the Stockholder's shares on non-routine proposals. The First Proposal and the Second Proposal are each considered a non-routine proposal. For non-routine proposals, a broker, bank or other nominee that holds shares in street name on behalf of a Stockholder must receive voting instructions from the beneficial owner of the shares in order for the shares to be voted at the Annual Meeting. Broker non-votes represent those shares held in street name for which the beneficial Stockholder has not provided voting instructions. Since the Third Proposal is a routine proposal, there may be broker non-votes at the Annual Meeting. With respect to the First Proposal, John R. Baron and Jerrold B. Harris would be elected by the affirmative vote of a plurality of all shares of common stock of the Company present, in person or by proxy, at the Annual Meeting. When there are two director nominees up for election, as is the case here, a vote by plurality means the two director nominees with the highest number of affirmative votes will be elected, regardless of the votes withheld for the candidates. Therefore, with respect to the First Proposal, withheld votes and broker non-votes, if any, will not be counted towards a nominee's achievement of a plurality. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee cannot vote its shares for the First Proposal or the Second Proposal. If the beneficial owner signs and returns a proxy or properly executes any materials prepared by the broker, bank or other nominee without indicating voting instructions, the broker, bank or other nominee will vote its shares according to the Board's recommendations.

CAN I REVOKE MY PROXY OR CHANGE MY VOTE?

The Stockholder of record can revoke a proxy at any time before it is exercised at the Annual Meeting by (1) delivering a written revocation notice prior to the Annual Meeting to BlackRock Capital Investment Corporation, Attention: Corporate Secretary, 40 East 52nd Street, New York, New York 10022; (2) submitting a later-dated proxy card, a later-dated electronic vote via the website stated on the proxy card, or a later-dated vote using the toll-free telephone number stated on the proxy card; or (3) voting in person at the Annual Meeting. If the Stockholder holds shares of common stock through a broker, bank or other nominee, the Stockholder must follow the instructions received from the broker, bank or other nominee in order to revoke the voting instructions. Attending the Annual Meeting does not revoke a proxy unless the Stockholder also votes in person at the Annual Meeting.

WHO IS PAYING FOR THE SOLICITATION OF PROXIES?

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling, printing, mailing and posting to the Internet the Notice of Annual Meeting, this Proxy Statement, the proxy card and any additional information furnished to Stockholders. The Company intends to use the services of Georgeson LLC to assist in the solicitation of proxies. The Company expects to pay market rates for such services, with an estimated fee not to exceed $6,500 plus expenses.

Proxies may also be solicited in person and/or by telephone, mail, facsimile transmission or email by the Directors or our officers and/or the officers or employees of BlackRock Capital Investment Advisors, LLC, the Company's investment advisor (the "Advisor"), or its affiliates. No additional compensation will be paid to the Directors, officers or regular employees for such services.

WHAT VOTE IS REQUIRED TO APPROVE EACH OF THE PROPOSALS?

First Proposal. The affirmative vote of a plurality of all shares of common stock of the Company present at the Annual Meeting, in person or by proxy, is required to elect each of the nominees as a director. A vote by a plurality means the two nominees with the highest number of affirmative votes, regardless of the votes withheld for the candidates, will be elected.

Second Proposal. The affirmative vote of more than 50% of the votes cast on the Second Proposal will determine the outcome of the proposal. For Proposal 2, “abstain” votes and broker non-votes, if any, will count as shares represented at the Annual Meeting for purpose of establishing a quorum but will have no effect on the outcome of the vote.

Third Proposal. The affirmative vote of a majority of all shares of common stock of the Company present at the Annual Meeting, in person or by proxy, and entitled to vote, is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2020. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company's independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect to the Third Proposal.

HOW ARE VOTES COUNTED?

First Proposal. Stockholders may vote "For" or "Withhold." A vote for "Withhold" with respect to a nominee for director will be treated as present for purposes of determining a quorum for the Annual Meeting but will not be counted towards a nominee's achievement of a plurality. Where there are two director nominees up for election, as is the case here, a vote by a plurality means the two nominees with the highest number of affirmative votes, regardless of the votes withheld for the candidates, will be elected. As a result, a "Withhold" vote will have no effect on the First Proposal. If a Stockholder holds shares through a broker, bank or other nominee, the Stockholder's broker, bank or other nominee will not be permitted to exercise voting discretion with respect to the First Proposal. Therefore, if a Stockholder holds shares through a broker, bank or other nominee and the Stockholder does not give its broker, bank or other nominee specific instructions on how to vote and sufficient shares are present at the Annual Meeting for quorum purposes, or the Stockholder does not vote in accordance with the voting instructions on the proxy card, the Stockholder's shares will be treated as present for purposes of establishing quorum, but will not be counted towards a nominee's achievement of a plurality. However, if a Stockholder signs and returns a proxy or properly executes any materials prepared by the broker, bank or other nominee without indicating voting instructions, the broker, bank or other nominee will have the discretion to vote the Stockholder's shares according to the Board's recommendations.

Second Proposal. Stockholders may vote "For," "Against," or "Abstain." A vote to "Abstain" with respect to the Second Proposal will be considered present for the purpose of determining the presence of a quorum but will have no effect on the outcome of the vote for the Second Proposal. If a Stockholder holds shares in street name through a broker, bank or other nominee, the Stockholder’s broker, bank or other nominee will not be permitted to exercise voting discretion with respect to the Second Proposal. Therefore, if a Stockholder holds shares through a broker, bank or other nominee and the Stockholder does not give its broker, bank or other nominee specific instructions on how to vote and sufficient shares are present at the Annual Meeting for quorum purposes, or the Stockholder does not vote in accordance with the voting instructions on the proxy card, the Stockholder's shares will be treated as present for purposes of establishing quorum, will have no effect on the outcome of the vote for the Second Proposal. However, if a Stockholder signs and returns a proxy or properly executes any materials prepared by the broker, bank or other nominee without indicating voting instructions, the broker, bank or other nominee will vote the Stockholder’s shares according to the Board’s recommendations.

Third Proposal. Stockholders may vote "For," "Against," or "Abstain." A vote to "Abstain" with respect to the Third Proposal will be considered present for the purpose of determining the presence of a quorum and will have the effect of a vote against the Third Proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company's independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect to the Third Proposal. If a Stockholder holds shares through a broker, bank or other nominee, the Stockholder's broker, bank or nominee will be permitted to exercise voting discretion with respect to the Third Proposal.

If there appears not to be enough votes to approve any of the Proposals at the Annual Meeting, the Chair of the Annual Meeting or a majority of the Stockholders who are represented in person or by proxy and entitled to vote at the Annual Meeting may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against the proposal for which an adjournment is sought, to permit the further solicitation of proxies.

HOW MANY SHARES OF THE COMPANY WERE OUTSTANDING AS OF THE RECORD DATE?

The Company had 68,827,754 shares of common stock outstanding at the close of business on the record date. Each share of common stock is entitled to one vote.

WHAT IS A QUORUM FOR PURPOSES OF THE PROPOSALS BEING VOTED ON AT THE ANNUAL MEETING?

The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and present in person or by proxy will constitute a quorum for the Proposals; provided, however, that if there is no contest for the election of Directors, and a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting are not present in person or by proxy, the holders of one-third of such shares shall constitute a quorum to the extent permitted by applicable law. In the event there are not sufficient votes for a quorum or to approve the Proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned, postponed or delayed in order to permit further solicitation of proxies by the Company.

THE PROPOSALS

FIRST PROPOSAL: TO ELECT THE CLASS I DIRECTORS.

WHO ARE THE NOMINEES FOR CLASS I DIRECTORS?

John R. Baron and Jerrold B. Harris have been re-nominated for election to the Board at the Annual Meeting. Certain information concerning Messrs. Baron and Harris is set forth below. Mr. Baron has been a Director of the Company since 2013, and Mr. Harris has been a Director of the Company since 2005.

The Board currently consists of seven (7) Directors and is divided into three classes, designated Class I, Class II and Class III. The term of office of one class of Directors expires at each annual meeting of Stockholders on a staggered basis. Each class of Directors holds office for a three-year term. For example, Mark S. Lies, Maureen K. Usifer and James E. Keenan stood for re-election as Class III Directors at last year's annual meeting of Stockholders; the Class II Directors, Meridee A. Moore and William E. Mayer are expected to stand for re-election at the Company's 2021 annual meeting of Stockholders; and the Class I Directors, John R. Baron and Jerrold B. Harris, stand for re-election at this year's annual meeting of Stockholders and if re-elected will serve as Class I Directors. Each Director holds office for the three-year term to which he or she is elected and until his or her successor is duly elected and qualifies or until his or her earlier resignation, removal from office, death or incapacity.

The NASDAQ Global Select Market ("NASDAQ") rules require listed companies, such as the Company, to have a board of directors composed of at least a majority of independent directors. Independent directors are those who are not interested persons of the Company or of the Advisor, for purposes of the 1940 Act (the "Independent Directors"). Section 2(a)(19) of the 1940 Act defines an "interested person" to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. As part of its annual assessment of director independence as required under NASDAQ rules, our Board has determined that each of the following Directors are independent: Messrs. Baron, Harris, Lies and Mayer, Ms. Usifer and Ms. Moore. Based upon information requested from each Director concerning his or her background, employment and affiliations, our Board has affirmatively determined that none of the Independent Directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board or any Board committee.

Messrs. Baron and Harris are nominees for Independent Directors.

Name, Address and Year of Birth(1)(2)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
Independent Director Nominees:
John R. Baron 1957

Mr. Baron is a Director of the Company and a nominee for Director at the Annual Meeting. Mr. Baron is Managing Partner of Crystal Ridge Partners, LP, a New Jersey based private equity firm. Prior to joining Crystal Ridge Partners, Mr. Baron was a Senior Partner of JP Morgan Partners, LP, a global private equity firm, and its predecessors. Prior to joining the private equity unit in 1995, Mr. Baron previously held senior management positions in banking and investment banking with JP Morgan and its predecessors.

In addition to serving on the board of a number of not-for-profit organizations, Mr. Baron currently serves as a Director for Crystal Ridge Partners, Big Rock Sports, a leading distributor of hunting and fishing products and Rufus Aviation Fund/BIAero, an aerospace parts business. Mr. Baron also serves on the compensation committee for Big Rock Sports. From 2008 to 2019, Mr. Baron was a director of Bronco Manufacturing, a leading manufacturer of spare parts for oil and gas drillings rigs, Mr. Baron received a BS from Lehigh University, an MBA from Fordham University and he completed the Management Corporate Finance program at Harvard University.

		Director since 2013; Term expires 2020.	None(3)

In addition to serving on the board of a number of not-for-profit organizations, Mr. Baron currently serves as a Director for Crystal Ridge Partners, a private equity firm, Big Rock Sports, a leading distributor of hunting and fishing products and Rufus Aviation Fund/BIAero, an aerospace part business. From 2008 to 2019, Mr. Baron was a director of Bronco Manufacturing, a leading manufacturer of spare parts for oil and gas drillings rigs.

Name, Address and Year of Birth(1)(2)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
Independent Director Nominees:
Jerrold B. Harris 1942

Mr. Harris is a Director of the Company and a nominee for Director at the Annual Meeting. Mr. Harris has been retired since 1999.

From 1990 to 1999, Mr. Harris was President and Chief Executive Officer of VWR Scientific Products Corporation (which was acquired by Merck KgaA in 1999). From 1996 to 2007, Mr. Harris was a director of the BlackRock Liquidity Funds.

Mr. Harris was a director of the active exchange-listed funds comprising the BlackRock Closed-End Fund Complex from 2007 to 2017. Mr. Harris was previously a Director of the Delta Waterfowl Foundation and Henry Troemner LLC and is currently a director emeritus of Ursinus College. Mr. Harris earned a B.S. degree from the University of California at Berkeley in 1964.

		Director since 2005; Term expires 2020.	None(3)

Mr. Harris was a director of Henry Troemner LLC, a manufacturer of scientific equipment, from October 2000 to June 2016. In 2013, Mr. Harris became a director of Ducks Unlimited, Inc. (conservation) and Waterfowl Chesapeake (conservation). In 2015, Mr. Harris became a director of Ducks Unlimited Canada (conservation). In 2017, Mr. Harris became a director of Eastern Shore Land Conservancy. Mr. Harris is also a trustee of Ursinus College. From 1996 to 2007, Mr. Harris was a director of the BlackRock Liquidity Funds, and he has previously served as a director of the Delta Waterfowl Foundation. Mr. Harris was a director of the active exchange-listed funds comprising the BlackRock Closed-End Fund Complex from 2007 to 2017.

(1)	Unless otherwise specified, the business address of the Directors and officers of the Company is c/o BlackRock Capital Investment Corporation, 40 East 52nd Street, New York, New York 10022.
(2)

The Company’s Governance Committee has adopted an internal policy requiring Directors to retire at the age of 75, subject to extensions approved by unanimous vote of the Governance Committee. Messrs. Harris and Mayer are currently serving pursuant to such an extension, which was granted through December 31, 2020. The Governance Committee may grant further extensions to Messrs. Harris and Mayer to allow them to continue to serve beyond such date.

(3)	Other than the Company.

Below is information concerning the Directors who are not subject to re-election at the Annual Meeting:

Name, Address and Year of Birth(1)(2)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
Independent Directors:
Mark S. Lies 1960

Mr. Lies is a Director of the Company. From 2008 to 2011, Mr. Lies was a Board Member and Co- Chair of the Investment Committee of the Montana State University Foundation. From 2000 to 2005, Mr. Lies was Global Co-Head of Loan Products and Co-Head of Leveraged Finance for Lehman Brothers Holdings, Inc. responsible for origination, underwriting, distribution, trading and portfolio management of global loan products. He was also a member of the Firm Wide, High Yield and Investment Grade committees, as well as the Business Development Committee.

From 1999 to 2000, he was the Global Co-Head of Leveraged Finance for Bear Sterns & Co., Inc., where we has also a member of the Firm Wide and High Yield Credit committees. From 1987 to 1999, Mr. Lies was an employee of Bank of America Corporation, where his most recent title was Head of U.S. Syndicated Finance. From 1982 to 1986, he was a member of the Chevron Corporation's Corporate Engineering Department. Mr. Lies received a B.S. in Chemical Engineering from Montana State University and an M.B.A. in Finance from the University of California, Los Angeles.

		Director since 2016; Term expires 2022.	None(3)	None

Name, Address and Year of Birth(1)(2)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
Independent Directors:
William E. Mayer Park Avenue Equity Partners 1 E 52nd Street, 3rd Floor New York, NY 10022 1940

Mr. Mayer is the lead Independent Director of the Company. Since 1999, Mr. Mayer has been a partner at Park Avenue Equity Partners, L.P. ("Park Avenue"), which he co-founded. From 1996 until the formation of Park Avenue, Mr. Mayer was a founding Partner of Development Capital, which invested in private and public companies. From the fall of 1992 until December 1996, Mr. Mayer was a professor and Dean of the College of Business and Management at the University of Maryland. From 1991 to 1992, Mr. Mayer served as a professor and Dean of the Simon Graduate School of Business at the University of Rochester.

Mr. Mayer worked for The First Boston Corporation (now Credit Suisse), a major investment bank, from 1967 to 1990. During his career at The First Boston Corporation, Mr. Mayer held numerous management positions including President and Chief Executive Officer. Mr. Mayer is currently a board member of Lee Enterprises (a newspaper company owning or having stakes in over 50 daily newspapers), Hambrecht Partners Holdings, LLC (a financial services firm that uses technology and auction processes to access financial markets) and Rosehill Inc. (an oil and gas company). Mr. Mayer is also a director of Premier, Inc. (a healthcare performance improvement alliance for hospitals, and served as a director of PEOPLExpress™ Airlines (an airlines company) until 2014. Mr. Mayer has been a director of numerous public, private and not-for- profit boards over the years. Mr. Mayer is a Trustee of the Aspen Institute and serves on its executive committee. Mr. Mayer is a former trustee of the Columbia Group of Mutual Funds. Mr. Mayer holds a B.S. degree and an M.B.A. degree from the University of Maryland.

		Director since 2005; Term expires 2021.	None(3)

Mr. Mayer is currently a board member of Lee Enterprises (a newspaper company owning or having stakes in over 50 daily newspapers), Hambrecht Partners Holdings, LLC (a financial services firm that uses technology and auction processes to access financial markets) and Rosehill Inc. (an oil and gas company). Mr. Mayer is also a director of Premier, Inc. (a healthcare performance improvement alliance for hospitals). Mr. Mayer has been a director of numerous public, private and not-for-profit boards over the years. Mr. Mayer is a Trustee of the Aspen Institute and serves on its executive committee. Mr. Mayer served as a director of PEOPLExpress™ Airlines (an airlines company) until 2014. Mr. Mayer served as a trustee of the Columbia Funds Family of Mutual Funds until 2016.

Meridee A. Moore 1958

Ms. Moore is a Director of the Company. In 2002, Ms. Moore founded Watershed Asset Management, LLC ("Watershed"). She is currently the Senior Managing Member of Watershed. Prior to founding Watershed in 2002, Ms. Moore was Partner and Portfolio Manager of Farallon Capital Management, L.L.C. Ms. Moore has over 25 years of principal investing experience and serves on the boards of PG&E Corporation and Pacific Gas and Electric Company, its utility, NextGen Climate America, Inc., and Fiduciary Counselling, Inc. Ms. Moore received her B.A. from the University of Colorado and her J.D. from Yale Law School.

		Director since 2017; Term expires 2021.	None(3)

Ms. Moore has been a director of numerous public and private corporate and not-for-profit boards over the years. Ms. Moore currently serves as a Director of PG&E Corporation and Pacific Gas and Electric Company, its utility, of NextGen Climate America, Inc. and of Fiduciary Counselling, Inc.. Ms. Moore was a Director of Right to Play International from 2008 until 2019, a Director of Peer Health Exchange from 2018 until 2019, a Director of Family Independence Initiative from 2018 until 2019 and a Director and Chair of the Investment Committee of Grace Cathedral from 2011 until 2017.

Maureen K. Usifer 1960

Ms. Usifer is a Director of the Company. Ms. Usifer has been a member of the Green Mountain Care Board, a regulatory board in Vermont responsible for approving hospital budgets, insurance rates and capital projects, since May 2017. Ms. Usifer served as CFO of Seventh Generation Inc., a distributor of its brand of household and personal care products, from April 2012 until June 2016. From April 2009 until April 2012, Ms. Usifer served as Vice President of Investor Relations with Church & Dwight Co., Inc. ("Church & Dwight"), a major producer of baking soda and consumer products.

From May 2004 until April 2009, she was a senior finance director with Church & Dwight. From October 2001 until May 2004, Ms. Usifer was the Chief Financial Officer for Armkel, LLC a joint venture with Church & Dwight and Kelso & Company, L.P. which encompassed over $400 million in personal care sales. Ms. Usifer was Division Controller of Church & Dwight's Armus joint venture, which encompassed $500 million in laundry sales, from May 2000 through October 2001. From 1996 through 2000, Ms. Usifer was a Senior Finance Manager of Church & Dwight responsible for all of the Arm & Hammer's personal care businesses.  Ms. Usifer received an undergraduate degree in business from St. Michael's College and an M.B.A. in Finance from Clarkson University.

		Director since 2005; Term expires 2022.	None(3)	Ms. Usifer currently serves as a Director of Liberty All Star Funds and serves as chair of the audit committee. Ms. Usifer serves as a trustee of St. Michael’s College.

Name, Address and Year of Birth(1)(2)	Positions Held with the Company and Principal Occupation(s) During the Past 5 Years and Other Background Information	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee for Director During the Past 5 Years
Interested Director:
James E. Keenan, CFA (4) 1976

James E. Keenan is Chair of the Board of the Company, Managing Director of BlackRock, Chief Investment Officer and Global Head of Fundamental Credit as well as a member of BlackRock's Global Operating Committee and the BlackRock Alternative Investment Executive Committee. Mr. Keenan leads the strategy for Global Fundamental Credit and is responsible for providing oversight of the investment process and performance, the partnerships with BlackRock's distribution channels, and the team's infrastructure. Mr. Keenan has oversight of the Investment Grade Credit and Sub- Investment Grade Credit businesses, is Chief Investment Officer of the Leveraged Finance team and also oversees alternative and distressed products.

Prior to joining BlackRock in 2004, Mr. Keenan was a Senior High Yield Trader at Columbia Management Group. He began his investment career at UBS Global Asset Management where he was a Trader and Research Analyst from 1998 through 2003. Mr. Keenan earned a BBA degree in finance from the University of Notre Dame in 1998.

		Director since 2017; Term expires 2022.	None(3)	Mr. Keenan serves as a board member of Good Shepherd Services.

(1)	Unless otherwise specified, the business address of the Directors and officers of the Company is c/o BlackRock Capital Investment Corporation, 40 East 52nd Street, New York, New York 10022.
(2)

The Company's Governance Committee has adopted an internal policy requiring Directors to retire at the age of 75, subject to extensions approved by unanimous vote of the Governance Committee. Messrs. Harris and Mayer are currently serving pursuant to such an extension, which was granted through December 31, 2020. The Governance Committee may grant further extensions to Messrs. Harris and Mayer to allow them to continue to serve beyond such date.

(3)	Other than the Company.
(4)	Mr. Keenan is an "interested person" (for purposes of the 1940 Act) of the Company because he is an officer of the Advisor.

DOES THE BOARD HAVE ANY COMMITTEES?

Yes. The Board has determined that the efficient conduct of the Company's affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. The committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise. The Board has created a Governance and Compensation Committee comprised of all of the Independent Directors. The Board has also created an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act") comprised solely of Independent Directors.

Audit Committee

The Audit Committee operates pursuant to a charter approved by the Board, a copy of which is available on the Company's website at http://www.blackrockbkcc.com. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in fulfilling its responsibilities for overseeing all material aspects of the Company's accounting and financial reporting processes, internal control and audit functions, monitoring the independence and performance of the Company's independent registered public accounting firm, providing a means for open communication among the Company's independent registered public accounting firm, financial and senior management and the Board, reviewing and commenting on preliminary valuation conclusions by independent valuations firms and overseeing compliance by the Company with legal and regulatory requirements. The Audit Committee is presently composed of six persons, including Mses. Usifer (Chair) and Moore and Messrs. Baron, Lies, Harris, and Mayer, each of whom is independent for purposes of the 1940 Act and The NASDAQ Global Select Market corporate governance regulations. The Board has determined that Ms. Usifer is an "audit committee financial expert" as defined under Item 407 of Regulation S-K of the Exchange Act. Ms. Usifer meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an "interested person" of the Company or of the Advisor as defined in Section 2(a)(19) of the 1940 Act.

Governance and Compensation Committee

The Board has a Governance and Compensation Committee. The Governance and Compensation Committee consists of Mses. Usifer and Moore and Messrs. Baron (Chair), Lies, Harris and Mayer, each of whom is independent for purposes of the 1940 Act and the NASDAQ corporate governance regulations. The Governance and Compensation Committee operates pursuant to a charter approved by the Board, which is available on the Company's website at http://www.blackrockbkcc.com. The Governance and Compensation Committee performs those functions enumerated in the Governance and Compensation Committee charter including, but not limited to, making nominations for the appointment or election of Independent Directors, reviewing Independent Director compensation, retirement policies and personnel training policies, administering the provisions of the code of ethics applicable to the Independent Directors and determining or recommending to the Board for determination, the compensation of any executive officers of the Company. Currently, the Company's executive officers do not receive any direct compensation from the Company.

With respect to nominations to the Board, the Governance and Compensation Committee may consider nominations for the office of director made by Company Stockholders as it deems appropriate. Stockholders who wish to recommend a nominee should send a recommendation to the Company's Secretary that includes all information relating to such person that is required to be disclosed in solicitations of proxies for the election of members to the Board or is required by the advance notice provision of the Company's bylaws. For a candidate to be considered by the Governance and Compensation Committee, a Stockholder must submit the recommendation in writing and must include:

•

the name and record address of the Stockholder, the class or series and number of shares of the Company which are owned beneficially or of record by the Stockholder, a description of all arrangements or understandings between the Stockholder and each proposed candidate and any other person or persons (including their names) in connection with which the nomination(s) made by the Stockholder, a representation that the Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its recommendation and any other information relating to the Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors/trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•

the name, age, business address and residential address of the candidate(s), the principal occupation or employment of the candidate(s), the class or series and number of shares of the Company which are owned beneficially or of record by the candidate(s), if any, and any other information relating to the candidate(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors/trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such recommendation must be accompanied by a written consent of each proposed candidate to being named as a nominee and to serve as a director if elected. The Governance and Compensation Committee may take into consideration the number of shares of the Company's common stock held by the recommending Stockholder and the length of time that such shares have been held. The Governance and Compensation Committee seeks to identify individuals to serve on the Board who have a diverse range of viewpoints, qualifications, experiences, backgrounds and skill sets so that the Board will be better suited to fulfill its responsibility of overseeing the Company's activities. In so doing, the Governance and Compensation Committee reviews the size of the Board and the knowledge, experience, skills, expertise and diversity of the Directors in light of the issues facing the Company in determining whether one or more new directors should be added to the Board. The Governance and Compensation Committee believes that the Directors as a group possess the array of skills, experiences and backgrounds necessary to guide the Company. The Director biographies included herein highlight the diversity and breadth of skills, qualifications and expertise that the Directors bring to the Company.

Stockholder recommendations for nominees must set forth the information required by the Company's bylaws, which includes the information described above and must be delivered to or mailed and received at the Company's principal executive office not more than 120 days nor fewer than 90 days in advance of the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever first occurs.

Code of Ethics

The Company has adopted codes of ethics and business conduct which apply to, among others, the Directors, as well as its officers, including its Chief Executive Officer and Chief Financial Officer. The Company's codes of ethics and business conduct can be accessed at the Company's website at http://www.blackrockbkcc.com. The Company intends to disclose any amendments to or waivers of required provisions of the applicable codes on the Company's website and as otherwise required by the rules promulgated by NASDAQ and the SEC.

WHAT QUALIFICATIONS ARE CONSIDERED OF DIRECTOR NOMINEES?

The charter of the Governance and Compensation Committee of the Board provides for evaluating potential director candidates against the knowledge, experience, skills, expertise and diversity that in the Company's view are necessary and desirable for such candidates. The knowledge, experience, skills, expertise and diversity of a director candidate are considered in their totality, and none of the criteria, in isolation, is controlling. The Company believes that the criteria set forth in the Governance and Compensation Committee charter allow for directors who have balanced and diverse experience, skills, attributes and qualifications, which in turn allows the Board to operate effectively in governing the Company and protecting the interests of its Stockholders. Each director's background and experience evince the ability to perform his or her duties as a director effectively. In particular, these experiences include the director's education or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Company, other investment companies, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as leadership of standing committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of our Directors and Director Nominees that support the conclusion that they should serve (or continue to serve) as such.

Director	Experiences, Qualifications and Skills

Mr. Keenan

Mr. Keenan’s experience serving in numerous executive and management positions, and his particular expertise in the investment process and performance, the partnerships with BlackRock’s distribution channels, and the team’s infrastructure, provides the Company with a wealth of practical, industry-specific knowledge and leadership. In particular, Mr. Keenan’s experience as Chief Investment Officer and Global Co-Head of Fundamental Credit and Chief Investment Officer of the Leveraged Finance team provides him with a deep understanding of the market for corporate debt and equity investments. In addition, Mr. Keenan’s positions as a member of the Advisor’s Global Operating Committee, the BlackRock Alternative Investment Executive Committee, and as a Managing Director of the Advisor provide the Board with a direct line of communication to, and direct knowledge of the operations of, the Advisor.

Director	Experiences, Qualifications and Skills
Mr. Baron

Mr. Baron's expertise in the private equity, banking and investment banking industries provides the Company with an abundance of practical business experience and knowledge. Mr. Baron has served in several senior level management positions, which benefits the Company from a management and leadership perspective. Mr. Baron's experience as a Director of Crystal Ridge Partners (a private equity firm) provides the Board and the Company with additional insight regarding current private equity trends. In addition, as a director of Big Rock Sports and Rufus Aviation Fund/BIAero, Mr. Baron has a deep understanding of the issues facing manufacturing companies and operating companies generally, which provides the Company with added insight into the operational issues facing its existing and potential portfolio companies. Mr. Baron's independence from us and the Advisor enhances his role as Chair of the Board's Governance and Compensation Committee and as a member of its Audit Committee.

Mr. Harris

Mr. Harris's time as President and Chief Executive Officer of VWR Scientific Products Corporation benefits the Company by providing it with additional business leadership and experience, while adding the benefit of Mr. Harris's practical knowledge of the chemicals industry and national and international product distribution. In addition, Mr. Harris's position as a trustee to the BlackRock closed-end fund boards allows him to bring to the Board and the Company the benefit of his experience as a director to other investment companies governed by the 1940 Act. Mr. Harris's previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. Mr. Harris's independence from us and the Advisor fosters his role as a member of the Board's Governance and Compensation and Audit Committees. Mr. Harris was a director of the active exchange-listed funds comprising the BlackRock Closed-End Fund Complex from 2007 to 2017 and served as a director of Henry Troemner LLC from October 2000 to June 2016. In 2013, Mr. Harris became a director of Ducks Unlimited, Inc. (conservation) and Waterfowl Chesapeake (conservation). In 2015, Mr. Harris became a director of Ducks Unlimited Canada (conservation). In 2017, Mr. Harris became a director of Eastern Shore Land Conservancy. Mr. Harris previously served as a member of the Finance, Audit and Investment Committee of the board of directors of Delta Waterfowl Foundation, and as a member of the Finance and Investment Committee of the board of trustees of Ursinus College.

Mr. Lies

Mr. Lies' experience serving in numerous executive and management positions across a number of loan product divisions of globally recognized investment banks, and his particular expertise with respect to origination, underwriting, distribution, trading and portfolio management of global loan products will provide the Company with a wealth of industry-specific expertise and knowledge. In particular, Mr. Lies' role as Global Head of Loan Product and Co-Head of Leveraged Finance for Lehman Brothers Holdings, Inc. provides him with a deep understanding of the credit markets and credit investment strategy. In addition, his role on various firm-wide, business development and credit investment committees at Lehman Brothers, Bear Stearns and Bank of America allows him to bring to the Board and the Company the benefit of his experience as an advisor to some of the world's foremost credit investors.

Mr. Mayer

Mr. Mayer has served in numerous executive management positions, including Chief Executive Officer at The First Boston Corporation. In addition, Mr. Mayer spent four years as Dean of the College of Business and Management at the University of Maryland, and prior to that was Dean of the Simon Graduate School of Business at the University of Rochester. Mr. Mayer's experience in academia, when coupled with his practical business experience and knowledge, adds a dimension of balance to the Company's governance and provides it with a different kind of business perspective. In addition, Mr. Mayer's leadership and experience at Park Avenue serves to keep the Company abreast of the latest trends in private equity. Mr. Mayer's previous service on the Board also provides him with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. Mr. Mayer's independence from us and the Advisor enhances his service as Lead Independent Director and as a member of the Board's Governance and Compensation Committee as well as its Audit Committee. Mr. Mayer is currently a board member of Lee Enterprises (a newspaper company owning or having stakes in over 50 daily newspapers), Hambrecht Partners Holdings, LLC (a financial services firm that uses technology and auction processes to access financial markets) and Rosehill Inc. (an oil and gas company). Mr. Mayer is also a director of Premier, Inc. (a healthcare performance improvement alliance for hospitals).

Ms. Moore

Ms. Moore's many years of public and private principal investing experience as CEO of an SEC registered investment adviser, and her service on the boards of several public and private corporate and non-profit organizations, provides the Company with a broad and diverse knowledge of credit investing, governance and finance. In addition to her role on the board of the Company, Ms. Moore currently serves as a director of PG&E Corporation and Pacific Gas and Electric Company, its utility, where she chairs the Compensation Committee and the Ad Hoc Restructuring Committee, and serves on the Governance and Finance Committees. Ms. Moore's role as the founder and Senior Managing Member of Watershed as well as her prior positions as Partner and Portfolio Manager of Farallon Capital Management, L.L.C. also contribute to Ms. Moore's deep understanding of the financial services industry. Ms. Moore's independence from us and the Advisor enhances her role as a member of the Board's Governance and Compensation and Audit Committees. Ms. Moore received her B.A. from the University of Colorado and her J.D. from Yale Law School.

Director	Experiences, Qualifications and Skills

Ms. Usifer

Ms. Usifer's role as CFO of Seventh Generation Inc., a distributor of its brand of household and personal care products, provides invaluable guidance to the Company. Ms. Usifer has been a member of The Green Mountain Care Board ("GMCB") since May 2017. The 5 member board of the GMCB are appointed to terms by the Governor of Vermont and regulate health care spending in the State. The GMCB regulates the 14 hospital budgets accounting to approximately $2.5 billion in revenue, insurance rates and the certificate of needs process. From April 2009 until April 2012, Ms. Usifer served as Vice President of Investor Relations with Church & Dwight, a major producer of baking soda and consumer products. In addition, Ms. Usifer's past experience as senior finance director at Church & Dwight and Chief Financial Officer of Armkel, LLC greatly benefits the Company's oversight of its quarterly and annual financial reporting obligations. Moreover, Ms. Usifer's knowledge of financial and accounting matters qualify her as the Board's audit committee financial expert, and her in-depth knowledge of consumer goods benefits the Company's investment efforts in this industry. Ms. Usifer's previous service on the Board also provides her with a specific understanding of the Company, its operations, and the business and regulatory issues facing business development companies. Ms. Usifer's independence from us and the Advisor enhances her service as Chair of the Board's Audit Committee and as a member of its Governance and Compensation Committee.

IS THE CHAIR OF THE BOARD AN INTERESTED DIRECTOR?

Yes. Our Directors have been divided into interested Directors and Independent Directors. Interested Directors are interested persons as defined in the 1940 Act. The Board's Chair, James Keenan, is an interested Director because he is a Managing Director of BlackRock, Chief Investment Officer and Global Co-Head of Fundamental Credit as well as a member of BlackRock's Global Operating Committee and the BlackRock Alternative Investment Executive Committee. In part because the Company is an externally-managed investment company, the Board believes having an interested chair that is familiar with the Company's portfolio companies, its day-to-day management and the operations of its Advisor enhances, among other things, the Board's understanding of the Company's investment portfolio, business, finances and risk management efforts. In addition, the Board believes that Mr. Keenan's employment with an affiliate of the Advisor better allows for the efficient mobilization of the Advisor's resources at the Board's behest and on its behalf.

IS THERE A LEAD INDEPENDENT DIRECTOR?

On March 7, 2017, the Board of Directors approved the appointment of William E. Mayer to the newly created role of Lead Independent Director. Mr. Mayer has been a Director of the Company since 2005. The Board of Directors believes that the addition of this position will allow each director to enjoy more effective, accurate and efficient communication with the Company, the Advisor and management, and will facilitate the timely transmission of information among such parties.

WHAT IS THE BOARD'S ROLE WITH RESPECT TO OVERSIGHT OF THE COMPANY'S RISKS?

As is the case with most business development companies and investment companies, the Company's investment adviser has responsibility for the day-to-day management of the Company, which includes responsibility for risk management. Examples of prominent risks include investment risk, regulatory and compliance risks, operational risks, accounting risks, valuation risks, service provider risks and legal risks. As part of its oversight role, the Board, acting at its scheduled meetings, or the Board's Chair, acting between Board meetings, interacts with and receives reports from senior personnel of service providers, including the Advisor's portfolio management personnel. The Board receives periodic presentations and reports from senior personnel of the Advisor regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas such as accounting, administration, anti-money laundering, business continuity, personal trading, valuation, and investment research. The Board also receives reports from counsel to the Company and the Board's own independent legal counsel regarding regulatory compliance and governance matters. The Board's Audit Committee receives periodic communications from the Company's independent registered public accounting firm. The Board interacts with and receives reports from the Company's Chief Compliance Officer in connection with each scheduled meeting and, at least on an annual basis, the Company's Independent Directors meet separately from the Advisor and the Company's management, with the Company's Chief Compliance Officer and independent legal counsel on regulatory compliance matters. The Board's oversight role does not make the Board a guarantor of the Company's investments or activities. While there are a number of risk management functions performed by the Advisor and the other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Company.

HOW CAN THE COMPANY'S STOCKHOLDERS SEND COMMUNICATIONS TO THE DIRECTORS?

Stockholders and other interested parties may communicate with the Board or any member of the Board by mail addressed to the Board or the Director(s) with whom they wish to communicate by either name or title. All such correspondence should be sent c/o Secretary of the Company at 40 East 52nd Street, New York, New York 10022.

HOW OFTEN DO THE DIRECTORS MEET?

In 2019, the number of meetings held for the full Board totaled four and the number of meetings held for the Audit Committee totaled four. The Governance and Compensation Committee met twice in 2019. During the Company's last full fiscal year, each Director attended at least 75% of the aggregate of (i) all regular meetings of the Board of the Company and (ii) all meetings of all committees of the Board of the Company on which the Director served. The Company requires each Director to make a diligent effort to attend all Board and committee meetings, and encourages, but does not require, Directors to attend the annual meeting of Stockholders. At the 2019 Annual Meeting, one of the Directors attended in person.

WHAT ARE THE COMPANY'S DIRECTORS AND OFFICERS PAID FOR THEIR SERVICES?

NASDAQ rules require listed companies, such as the Company, to approve the compensation of the chief executive officer. The Company has not paid, and does not intend to pay, compensation to our executive officers for their service as executive officers of the Company. Our executive officers are employees of, and are compensated by, the Advisor and/or the Company's administrator. The Independent Directors have approved the investment management agreement between the Company and the Advisor and the administration agreement between the Company and its administrator, each as required under the 1940 Act.

The following table shows information regarding the compensation received by the Independent Directors and officers from the Company for the fiscal year ended December 31, 2019. No compensation is paid to directors who are "interested persons" as defined in the 1940 Act.

Name and Principal Position with the Company	Fees Earned From or Paid in Cash by the Company	Pension or Retirement Benefits Accrued As Part of the Company's Expenses(1)	All Other Compensation	Total Compensation From the Company Received by Directors
Independent Directors
John R. Baron, Director	$114,500	None	None	$114,500
Jerrold B. Harris, Director	116,000	None	None	116,000
Mark S. Lies, Director	116,000	None	None	116,000
William E. Mayer, Director	136,250	None	None	136,250
Meridee A. Moore(2), Director	116,000	None	None	116,000
Maureen K. Usifer, Director	131,000	None	None	131,000
Interested Directors
James E. Keenan(3), Director and Interim Chief Executive Officer	None	None	None	None
Non-Director Officers
Michael Pungello(4), Interim Chief Financial Officer and Treasurer	None	None	None	None
Charles C.S. Park(5), Chief Compliance Officer	None	None	None	None

(1)	We do not have a pension or retirement plan or deferred compensation plan, and Directors do not receive any pension or retirement benefits.
(2)	Ms. Moore was appointed to the Board on November 7, 2017.
(3)	Mr. Keenan was appointed as Interim Chief Executive Officer on April 30, 2018.
(4)	Mr. Pungello was appointed by the Board as Interim Chief Financial Officer on October 20, 2017. Mr. Pungello is currently an employee of, and compensated by, the Advisor.
(5)	Mr. Park is currently an employee of, and compensated by, an affiliate of the Advisor.

As compensation for serving on our Board, each Independent Director received an annual fee of $100,000 in 2019 and the lead Independent Director received an additional annual fee of $22,500. Additionally, each Independent Director receives meeting attendance fees of $2,500 ($1,250 for telephonic attendance) per board meeting and $1,000 ($500 for telephonic attendance) per committee meeting attended plus reimbursement of reasonable out-of-pocket expenses incurred in connection with such attendance. In addition, the chair of the audit committee receives an annual fee of $15,000 and the chair of any other committee receives an annual fee of $2,500 for their additional services in these capacities. In addition, we purchase directors’ and officers’ liability insurance on behalf of our Directors and officers.

HOW LARGE A STAKE DO THE DIRECTORS HAVE IN THE COMPANY?

The following table sets forth the dollar range of our common stock beneficially owned by each of our Directors and Director nominees as of March 2, 2020. We are not part of a "family of investment companies" as that term is defined in the 1940 Act.

Name of Director and Director Nominees	Dollar Range of Equity Securities in the Company(1)(2)
Independent Directors
John R. Baron	Over $100,000
Jerrold B. Harris	Over $100,000
Mark S. Lies	Over $100,000
William E. Mayer	None
Meridee A. Moore	Over $100,000
Maureen K. Usifer	Over $100,000
Interested Directors and Executive Officers
James E. Keenan	Over $100,000

(1)	Dollar ranges are as follows: None; $1—$10,000; $10,001—$50,000; $50,001—$100,000; or over $100,000.
(2)	The dollar range of equity securities beneficially owned is based on the closing price of $4.69 per share of our common stock on March 2, 2020 on NASDAQ.

WHAT VOTE IS REQUIRED TO APPROVE THIS PROPOSAL?

The election of each of Messrs. Baron and Harris requires the affirmative vote of a plurality of the shares voted. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

HOW DO THE DIRECTORS RECOMMEND I VOTE ON THIS PROPOSAL?

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" EACH NOMINEE.

* * * * *

SECOND PROPOSAL: AUTHORIZATION TO ALLOW THE COMPANY TO INCREASE LEVERAGE BY APPROVING THE APPLICATION TO THE COMPANY OF THE MINIMUM ASSET COVERAGE RATIO OF 150%, PURSUANT TO SECTION 61(A)(2) OF THE INVESTMENT COMPANY ACT OF 1940, TO BECOME EFFECTIVE THE DAY AFTER THE ANNUAL MEETING, WHICH WOULD PERMIT THE COMPANY TO DOUBLE THE MAXIMUM AMOUNT OF LEVERAGE THAT IT IS CURRENTLY PERMITTED TO INCUR.

The Company is a closed-end investment company that has elected to be regulated as a business development company, or “BDC,” under the 1940 Act. As a BDC, regulations under the 1940 Act limit the Company’s ability to use borrowing, also known as “leverage,” in significant respects. With certain limited exceptions, the Company is currently only allowed to borrow amounts, including by issuing bank debt, debt securities or preferred stock (collectively, “senior securities”), where its asset coverage, as defined in the 1940 Act, equals at least 200% after the borrowing. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness and, if applicable, preferred stock.

On March 23, 2018, the passage of the Small Business Credit Availability Act (the “SBCAA”) amended Section 61(a) of the 1940 Act to allow a BDC to increase the maximum amount of leverage it may incur under the 1940 Act by electing to be subject to a lower minimum asset coverage ratio of 150%, subject to receipt of certain board or stockholder approvals and satisfaction of certain other conditions. Under the existing 200% minimum asset coverage ratio, the Company is permitted to borrow up to one dollar for investment purposes for every one dollar of investor equity, and under the 150% minimum asset coverage ratio, the Company will be permitted to borrow up to two dollars for investment purposes for every one dollar of investor equity. In other words, Section 61(a) of the 1940 Act permits BDCs to potentially increase their debt-to-equity ratio from a maximum of 1:1 to a maximum of 2:1 as a result of the amendments adopted pursuant to the SBCAA.

Under the SBCAA, the Board, including a “required majority” thereof (as defined in Section 57(o) of the 1940 Act), may vote to approve an increase in the Company’s leverage capacity, and such approval would become effective after one year. In accordance with Section 57(o) of the 1940 Act, the approval of the “required majority” of the Company’s Board requires the approval of both (i) a majority of the Company’s directors who are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the 1940 Act, and (ii) a majority of the Company’s directors who have no financial interest in the increase in the Company’s leverage capacity. In addition, the Company is allowed to increase its leverage capacity if stockholders representing at least a majority of the votes cast, when quorum is met, approve a proposal to do so. If the Company receives stockholder approval, it would be allowed to increase its leverage capacity on the first day after such approval. In both cases, the Company would be required to make certain disclosures on its website and in SEC filings regarding, among other things, the receipt of approval to increase leverage, its leverage capacity and usage, and risks related to leverage.

Effective October 29, 2019, the Board, including the required majority thereof, approved the application of the minimum asset coverage ratio of 150% to the Company. As a result, regardless of the outcome of Proposal 2, the Company will be subject to the minimum asset coverage ratio of 150% for purposes of the 1940 Act leverage limitation as of October 29, 2020. This means that, as of October 29, 2020, the Company will be permitted to incur double the maximum amount of leverage that the Company is able to incur currently.

Effective as of the time the 150% minimum asset coverage ratio becomes effective, our management fee and incentive fees will be reduced as follows: (i) our management fee will be reduced from 1.75% of our total assets to 1.50% of our total assets; provided that the rate will be further reduced to 1.00% on assets that exceed 200% of our net asset value; (ii) our incentive fee based on net investment income will be reduced from 20% over a 7% hurdle to 17.5% over a 7% hurdle; and (iii) our incentive fee based on net capital gains will be reduced from 20% to 17.5% (together, the “Reduced Management Fees”).

In order to provide the Company with maximum leverage flexibility at the earliest possible date, the Board authorized the Company to seek the approval of its stockholders so that the Company may increase its leverage limitation under the 1940 Act sooner than October 29, 2020. If Proposal 2 is approved by stockholders, (1) the authorization would be effective as of the day after the Annual Meeting and the Company would be permitted to incur double the maximum amount of leverage that the Company is able to incur currently approximately six months earlier than if the Company’s stockholders do not vote to approve Proposal 2; and (2) the Reduced Management Fees would take effect on the day after the Annual Meeting. If proposal 2 is approved, the Company currently expects that it would incrementally increase leverage to a range from 0.95x to 1.25x debt-to-equity.

If Proposal 2 is not approved by the stockholders, the Company will continue to operate within the 200% minimum asset coverage ratio until the earlier of (1) such time as it receives stockholder approval of a similar proposal at a future meeting or (2) October 29, 2020, which is one year after the date on which the Board approved the application of the 150% minimum asset coverage ratio to the Company, and the Reduced Management Fees would not take effect until the 150% minimum asset coverage ratio was in effect.

Illustrations of the Effect of Lowering the Minimum Asset Coverage Ratio

The following table sets forth the following information:

•	The Company’s total assets, total debt outstanding (in dollars and as a percentage of total assets), net assets and asset coverage ratio as of December 31, 2019,
•

assuming that, as of December 31, 2019, the Company had incurred the maximum amount of borrowings that could be incurred by the Company under the current 200% minimum asset coverage ratio, the Company’s pro forma total assets, total debt outstanding (with the maximum amount of additional borrowings that the Company would be permitted to incur in dollars and as a percentage of total assets), net assets and asset coverage ratio; and

•

assuming that, as of December 31, 2019, the Company had incurred the maximum amount of borrowings that could be incurred by the Company under a 150% minimum asset coverage ratio, the Company’s pro forma total assets, total debt outstanding (with the maximum amount of additional borrowings that the Company would be permitted to incur in dollars and as a percentage of total assets), net assets and asset coverage ratio.

In evaluating the information presented below, it is important to recognize that the maximum amount of borrowings that could be incurred by the Company is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Company intends to incur or that would be available to the Company to be incurred.

			Pro Forma Amounts as of December 31, 2019 (Unaudited)

Selected Consolidated Financial Statement Data			Assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company

(dollar amounts in thousands)	Actual Amounts As of December 31, 2019(1)		Under the Current 200% Minimum Asset Coverage Ratio(2)		Under a 150% Minimum Asset Coverage Ratio(3)
Total Assets	$774,063		$890,765		$1,326,374
Total Debt Outstanding, Carrying Value	$313,570		$430,271		$865,880
Net Assets	$435,609		$435,609		$435,609
Asset Coverage Ratio	235%		200%		150%
Leverage(4)	0.73	x	1.00	x	2.00	x

(1)	As of December 31, 2019, the Company’s total outstanding indebtedness of $318.9 million (principal amount of debt outstanding plus accrued interest) represented 41.2% of the Company’s total assets.
(2)

Based on the Company’s total outstanding indebtedness of $318.9 million as of  December 31, 2019 and applying the currently applicable 200% minimum asset coverage ratio, the Company could have incurred up to an additional $116.7 million of borrowings. The maximum amount of additional borrowings of $116.7 million would have represented 13.1% of total assets.

(3)

Based on the Company’s total outstanding indebtedness of $318.9 million as of December 31, 2019 and applying a 150% minimum asset coverage ratio, the Company could have incurred up to an additional $552.3 million of borrowings. The maximum amount of additional borrowings of $552.3 million would have represented 41.6% of total assets.

(4)	Calculated as the total outstanding indebtedness divided by net assets.

In order to assist investors in understanding the effects of leverage, the following table illustrates the effect of leverage on returns to the Company’s stockholders based on net asset value (not market price), assuming (1) the Company’s actual borrowings as of December 31, 2019, (2) the Company incurred the maximum amount of borrowings under the currently applicable minimum asset coverage ratio of 200% and (3) the Company incurred the maximum amount of borrowings under a minimum asset coverage ratio of 150%, each at various annual returns as of December 31, 2019, net of expenses. Leverage generally magnifies the return of stockholders when the portfolio return is positive and magnifies their losses when the portfolio return is negative. Actual returns may be greater or less than those appearing in the table. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below.

	Assumed Return on Portfolio (net of non-interest expenses)
	-10%	-5%	0%	5%	10%
Corresponding return on net assets, based on actual borrowings as of December 31, 2019(1)	(20.9)%	(12.1)%	(3.2)%	5.7%	14.6%
Corresponding return on net assets, pro forma assuming the Company incurred the maximum amount of borrowings under the current 200% minimum asset coverage ratio(2)	(24.8)%	(14.6)%	(4.3)%	5.9%	16.1%
Corresponding return on net assets, pro forma assuming the Company incurred the maximum amount of borrowings under a 150% minimum asset coverage ratio(3)	(39.1)%	(23.9)%	(8.7)%	6.5%	21.8%

(1)

Based on actual amounts, as of December 31, 2019, the Company had (i) $774.1 million in total assets, (ii) $318.9 million in total outstanding indebtedness, (iii) $435.6 million in net assets and (iv) average interest cost of 4.3%, under the terms of the Company’s debt contracts for the year ended December 31, 2019, excluding fees (such as fees on undrawn amounts and amortization of upfront fees or discount). The Company’s investments would have had to produce annual returns of approximately 1.8% to cover annual interest payments on the outstanding debt.

(2)

Assuming, on a pro forma basis, that (a) the Company had incurred the maximum amount of borrowings that could be incurred by the Company as of  December 31, 2019 under the existing 200% minimum asset coverage ratio, and (b) the additional borrowings compared to the actual amount of borrowings incurred by the Company as of December 31, 2019 are fully invested, the Company would have (i) $890.8 million in total assets, (ii) $435.6 million in outstanding indebtedness, (iii) $435.6 million in net assets, and (iv) average interest cost of 4.3%. The Company’s investments would have had to produce annual returns of approximately 2.1% to cover annual interest payments on the outstanding debt.

(3)

Assuming, on a pro forma basis, that (a) the Company had incurred the maximum amount of borrowings that could be incurred by the Company as of December 31, 2019 under a 150% minimum asset coverage ratio, and (b) the additional borrowings compared to the actual amount of borrowings incurred by the Company as of  December 31, 2019 are fully invested, the Company would have (i) $1,326.4 million in total assets, (ii) $871.2 million in outstanding indebtedness, (iii) $435.6 million in net assets, and (iv) average interest cost of 4.3%. The Company’s investments would have had to produce annual returns of approximately 2.9% to cover annual interest payments on the outstanding debt.

Fees and Expenses Table

The following table is intended to assist you in understanding the costs and expenses that an investor in the Company’s common stock will bear directly or indirectly, based on the assumptions set forth below. The following table and example should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. The following table and example represent our best estimate of the fees and expenses that we expect to incur during the next twelve months. For an example and estimate of the potential impact on returns on equity, please refer to the table on page 26 of this proxy statement. Further, the fees and expenses below are presented on a consolidated basis, directly or indirectly, to include expenses of the Company that investors in this offering will bear.

The Company cautions you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of the Company’s future expenses, which may be greater or less than shown. Future expenses will depend on many factors, including the use of leverage, which may vary periodically depending on market conditions, the Company’s portfolio composition and the Advisor’s assessment of risks and returns. Except where the context suggests otherwise, whenever this proxy statement contains a reference to fees or expenses paid by “us” or the “Company,” stockholders will indirectly bear these fees or expenses as investors in the Company.

		Pro Forma expenses assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company

Estimated annual expenses (as a percentage of net assets attributable to common stock)(1):	Actual expenses for the year ended December 31, 2019(2)	Under the current 200% minimum asset coverage ratio(3)	Under a 150% minimum asset coverage ratio(4)
Base Management Fees(5)	2.85%	3.51%	4.00%
Incentive Fees Payable Under the Management Agreement(6)	2.01%	2.22%	2.93%
Interest Payments on Borrowed Funds(7)	3.57%	4.64%	8.95%
Other Expenses(8)	1.46%	1.48%	1.57%
Acquired Fund Fees and Expenses(9)	4.18%	4.18%	4.18%
Total Expenses(10)	14.07%	16.03%	21.63%

(1)	The net assets attributable to common stock used to calculate the percentages in this table reflect the Company’s net assets of $435.6 million as of December 31, 2019.
(2)

Expenses in this column are based on actual expenses incurred for the year ended December 31, 2019, except as otherwise noted in the footnotes to this table. As of December 31, 2019, the Company’s asset coverage was 235%.

(3)

Expenses in this column are based on expenses incurred for the year ended December 31, 2019, adjusted to assume the Company had incurred the maximum amount of borrowings that could be incurred under the existing 200% minimum asset coverage ratio.

(4)

Expenses in this column are based on expenses incurred for the year ended December 31, 2019, adjusted to assume the Company had incurred the maximum amount of borrowings that could be incurred under a 150% minimum asset coverage ratio and assuming the lower management fee and incentive fee rates discussed in footnotes (5) and (6).

(5)

Our management fee is 1.75% of our total assets (excluding cash), payable quarterly in arrears based on our total asset valuation at the end of the prior quarter. Effective as of the time the 150% minimum asset coverage ratio becomes effective, our management fee will be reduced to 1.50% of our total assets; provided that the rate will be further reduced to 1.00% on assets that exceed 200% of our net asset value.

(6)

Our incentive fee based on net investment income is currently 20% over a 7% hurdle and our incentive fee based on net capital gains is currently 20%. The Advisor, in consultation with the Company’s Board of Directors, has fully waived incentives fees based on income for the six months ended June 30, 2019 and partially waived incentive fees based on income for the six months ended December 31, 2019. The ratio for actual incentive fees for the year ended December 31, 2019 used in this table does not include the impact of such waiver (i.e. waived incentive fees of $6.9 million). If the impact of incentive fee waiver was included, the ratio for actual incentive fees would be 0.39% and total expenses would be 12.45% for the year ended December 31, 2019.

Effective as of the time the 150% minimum asset coverage ratio becomes effective, our incentive fee based on net investment income will be reduced to 17.5% over a 7% hurdle and our incentive fee based on net capital gains will be reduced to 17.5%.

(7)

“Interest Payments on Borrowed Funds” is based upon actual fees incurred for the year ended December 31, 2019 and includes contractual interest and credit facility fees as well as amortization of debt issuance costs and discount. Total outstanding indebtedness at December 31, 2019 was approximately $318.9 million.

(8)

“Other Expenses” includes our overhead expenses, including expenses of the Advisor reimbursable under the Company's current investment management agreement with the Advisor (the “Current Management Agreement” or the “Management Agreement”) and of the Administrator reimbursable under the administration agreement. Such expenses are based on actual amounts incurred for the year ended December 31, 2019.

(9)

Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest that (1) are investment companies or (2) would be investment companies under section 3(a) of the Investment Company Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the Investment Company Act (“Acquired Funds”). “Acquired Fund Fees and Expenses” includes our share of the actual fees and expenses of BCIC Senior Loan Partners, LLC, First Boston Construction Holdings, LLC, and Marsico Holdings LLC, which are Acquired Funds as of December 31, 2019.

(10)

“Total Expenses” as a percentage of net assets attributable to common shares are higher than the total expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “Total Expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness), rather than the total assets, including assets that have been funded with borrowed monies. If the “Total Expenses” percentage were calculated instead as a percentage of total assets, our “Total Expenses” would be 7.92%, 7.85% and 7.11% of total assets for actual expenses for the year ended December 31, 2019, Pro Forma expenses under the current 200% minimum asset coverage ratio and Pro Forma expenses under a 150% minimum asset coverage ratio, respectively.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in the Company’s common stock, assuming (1) the Company’s actual borrowings, (2) the Company incurs the maximum amount of borrowings under the existing minimum asset coverage ratio of 200%, and (3) the Company incurs the maximum amount of borrowings under a minimum asset coverage ratio of 150%. In calculating the following expense amounts, the Company has assumed that its annual operating expenses would remain at the levels set forth in the table above, including the implementation of the Reduced Management Fees when the 150% minimum asset coverage ratio is implemented, except for the incentive compensation as applicable. Transaction expenses are not included in the following example.

An investor would pay the following expenses on a $1,000 common stock investment, assuming your investment has a 5% return each year:

	1 year	3 years	5 years	10 years
Based on the Actual Borrowings as of December 31, 2019	$116	$325	$505	$855
Pro Forma Assuming Maximum Borrowings Permitted Based on the Existing 200% Minimum Asset Coverage Ratio	132	362	554	903
Pro Forma Assuming Maximum Borrowings Permitted Based on a 150% Minimum Asset Coverage Ratio	174	454	663	980

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. There is no incentive compensation either on income or on capital gains under our investment management agreement assuming a 5% annual return, including when the Reduced Management Fees are implemented, and therefore it is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive compensation of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend or distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend.

While the pro forma examples in the above tables assume the maximum amount of borrowings under minimum asset coverage ratios of 200% and 150%, the Company believes that any use of increased leverage will generally depend on market conditions at the applicable time and management, in consultation with the Board, will determine the appropriate level of leverage for the Company based on a variety of factors. As such, even if Proposal 2 is approved, the Company may continue to operate with lower levels of leverage (i.e., higher asset coverage ratios).

This example and the expenses in the table above should not be considered a representation of future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

Board Recommendation and Rationale for Proposal 2

The Board has approved Proposal 2 as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

The Board believes that authorizing the Company to increase its leverage limitation under the 1940 Act earlier than October 29, 2020 is in the best interests of the Company and its stockholders. In coming to this conclusion, the Board considered and evaluated various factors, including but not limited to the following:

•	the ability to increase the regulatory cushion through a lower minimum asset coverage requirement reduces certain risks from adverse market movements;
•	the potential impact on returns on equity, and the relative benefits of increasing the fundamental earnings power of the business compared to the risks associated with greater leverage;
•	the risks relative to the benefits associated with the use of increased leverage;
•

the potential for greater investment opportunities due to having additional flexibility to manage capital resources, including the potential to increase diversification and increase the percentage of senior secured debt investments in the Company’s portfolio;

•	the ability to take advantage of attractive investment and acquisition opportunities due to market conditions;
•	the current middle market direct lending landscape and impact on competitiveness; and
•	the Reduced Management Fees that would be implemented when the 150% minimum asset coverage ratio becomes effective.

Ability to Increase the Regulatory Cushion Through a Lower Minimum Asset Coverage Requirement Reduces Risks from Adverse Market Movements Other Than Those Risks Associated with Greater Leverage

The application of the 150% minimum asset coverage ratio would enable the Company to better withstand potential adverse market movements while still meeting its asset coverage requirements. For example, as of December 31, 2019, the Company’s asset coverage ratio was 235%, which, under the current 200% minimum asset coverage ratio, provided a 14.9% cushion based on fair value of investments. Under a 150% minimum asset coverage ratio, all else being equal, that cushion would be 36.2% based on fair value of investments.

The Company believes lowering the minimum asset coverage requirement provides meaningful regulatory relief to the Company as it removes the most significant existential or outside risk that a BDC structure faces — the risk that broader market events and individual portfolio company specific credit issues puts downward pressure on the fair value of investments that could result in a breach of statutory asset coverage requirements. Such a breach could severely limit the ability of a BDC to operate, constraining further borrowings and, as a result, the ability to pay distributions to stockholders and interest to lenders. The relief provided through the lower asset coverage requirement increases the regulatory cushion, or room above the minimum asset coverage requirement, available to the Company, meaning that the amount of decline in the fair value of assets that can be absorbed before the asset coverage requirement is breached is significantly expanded. As a result, the Company believes the relief represents a positive development for stockholders.

Potential Impact on Returns on Equity and the Relative Benefits of Increasing the Fundamental Earnings Power of the Business Compared to the Risks Associated with Greater Leverage

The Advisor informed the Board that additional leverage could have a potential impact on the Company’s net investment income and that access to greater leverage has the potential to increase and sustain the Company’s net investment income and returns on equity. Funds that use leverage generally aim to earn an investment return on money raised through leverage that exceeds the costs of leveraging and other incremental expenses, and thereby to increase returns to common stockholders. The Advisor informed the Board that any investment returns in excess of the costs of leverage as well as other incremental expenses would benefit the holders of the common stock; however, to the extent the costs of leverage and other incremental expenses exceed such investment returns, those costs would be borne by, and reduce the returns to, the holders of the common stock.

The table below illustrates the impact on the Company’s annual returns on equity (“ROEs”) at differing levels of leverage (debt-to-equity) and credit losses, which are based on the assumptions set forth in the notes to the table:

Notes:

•

Illustrative ROE based on the results of operations for the 12 months ended December 31, 2019 adjusted for the impact of any incremental leverage assuming an investment portfolio yield of 10.55% on incremental investments, cost of 4.36% on incremental debt, and operating expenses of 0.09% on incremental assets and the reduced fee structure effective as of the time the 150% minimum asset coverage ratio becomes effective, in each case based on the debt-to-equity ratio shown in the table above. The total portfolio yield, at fair value, was 10.5%, 10.6%, 10.7% and 10.4% at December 31, 2018, March 31, 2019, June 30, 2019 and September 30, 2019, respectively. For illustrative purposes, the table does not include the effect of any of the waiver of incentive fees by the advisor that occurred in 2019.

•	The ROE impact of credit losses on portfolio is based on the debt-to-equity ratio shown in the table above.

In addition, as marked in the table, the Company’s analysis shows that, all else being equal, additional leverage would be accretive to ROEs at levels of annual credit losses up to approximately 4.00% in any given year (in other words, ROE is higher at higher levels of leverage at all levels of annual credit losses up to approximately 4.00%). In the past five years the Company has experienced average annual net realized and unrealized losses of approximately 6.85%. However, approximately 95% of the net realized and unrealized losses during that period relate to investments (including follow on investments in investments held at March 6, 2015) that were made prior to the Advisor and its affiliated advisors (collectively, the “BlackRock Advisors”) assuming management of the Company’s portfolio on March 6, 2015.  Average annual net realized and unrealized losses on investments made since the BlackRock Advisors assumed management of the Company's portfolio (excluding follow on investments in investments held at March 6, 2015) were approximately 1.39% and, although past performance does not ensure future results, additional investment made by using the incremental leverage would be made by the BlackRock Advisors team.

A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the maintenance and growth of its dividend. The Company generally distributes dividends to its stockholders quarterly and for the year ended December 31, 2019, the Company declared total dividends of $0.14 cents per share of its common stock. Although the Company will continue to seek to generate income sufficient to pay dividends in the future, the proceeds of future debt offerings, and the investments thereof, could enable the Company to maintain and possibly grow its dividends, which may include a return of capital.

The Advisor informed the Board that the Company would only expect to incur additional indebtedness if the Advisor believes that, over time, the costs of carrying the assets to be acquired through leverage are likely to be lower than the Company’s expected incremental investment yield and returns on equity.

While no assurances can be given that the investment yield and returns on equity attributable to borrowing would exceed the costs of such leverage, the Board concluded that the benefits of increased leverage outweigh the risks.

Risks Relative to the Benefits Associated With the Use of Increased Leverage

Increased leverage could increase the risks associated with investing in the Company’s common stock. For example, if the value of the Company’s assets decreases, leverage will cause the Company’s net asset value to decline more rapidly and to a greater extent than it otherwise would have without leverage or with lower leverage, increasing the risk of investing in the Company’s common stock. Similarly, any decrease in the Company’s revenue would cause its net income to decline more rapidly and to a greater extent than it would have if the Company had not borrowed or had borrowed less. In addition, the Company would have to service any additional debt that it incurs, including interest expense on debt and dividends on preferred stock, that the Company may issue, as well as the fees and costs related to the entry into or amendments to debt facilities. These expenses (which would be higher than the expenses on the Company’s current borrowings due to the rising interest rate environment) would decrease net investment income, and the Company’s ability to pay such expenses will depend largely on the Company’s financial performance and will be subject to prevailing economic conditions and competitive pressures.

Since the Company already uses leverage in optimizing its investment portfolio, there are no material new types of risk associated with the ability to increase leverage, although risks to which the Company is already subject due to its use of leverage would be increased. The Board concluded that the potential benefits of increased leverage outweigh these risks. Management also discussed with the Board its plan to continue the Company’s current investment strategy and framework and ensure that the Company maintains sound risk management processes to navigate the risks associated with expanded leverage.

Potential for Greater Investment Opportunities Due to Having Additional Flexibility to Manage Capital Resources

By increasing the Company’s maximum permitted leverage, the application of the 150% minimum asset coverage ratio would provide the Company with larger capital resources. Based on the Company’s balance sheet as of December 31, 2019, reducing the minimum asset coverage ratio from 200% to 150% would allow the Company to borrow approximately $552.3 million in additional capital, subject to compliance with the covenants under its debt facilities (which could limit the Company’s actual leverage). The Company currently expects that it would incrementally increase leverage to a range from 0.95x to 1.25x. There can be no assurances of when the Company will be able to meet those target leverage levels. As of December 31, 2019, the Company’s asset coverage ratio was 235% and leverage ratio was 0.73x.

The Company currently plans to raise its incremental leverage gradually and grow assets over time by entering into investments that enhance the diversification profile of its portfolio when the Company believes there are attractive market opportunities.

The Advisor for the Board noted that approximately 33.6% of the Company’s total assets at fair value were invested in first-lien debt as of December 31, 2019. The Company currently expects that with increased leverage it will target a greater mix of first-lien debt with a target of at least 50% of its portfolio invested in first-lien debt. As a result, with additional leverage, the Company may continue to seek investments in lower risk, lower yielding loans while creating the potential for an increased return on equity for the shareholders. The Advisor also noted that as of December 31, 2019, the Company’s portfolio consists of investments in 47 distinct portfolio companies. With increased leverage, the Company currently expects to increase the target number of portfolio companies to 65 or higher, thereby increasing diversification and reducing portfolio risk. The Advisor also noted that the increase in total assets available for investment as a result of incurring additional leverage would increase the assets available for investment in assets considered “non-qualifying assets” for purposes of Section 55 of the 1940 Act, which will also give the Company greater flexibility when evaluating investment opportunities. Section 55 of the 1940 Act requires that a BDC must generally make at least 70% of its investments in certain assets described in Section 55(a). A BDC cannot acquire assets (“non-qualifying assets”) other than those described in Section 55(a) unless, at the time such acquisition is made, these “non-qualifying assets” would represent less than 30% of the value of its total assets.

Ability to Take Advantage of Attractive Investment and Acquisition Opportunities Due to Market Conditions

The Advisor informed the Board that the capital raised through additional debt financing may help the Company generate additional investment and acquisition opportunities and would allow the Company to better manage its capital and to only undertake equity capital raises when market conditions are optimal for doing so.

From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. As a result of the disruption and volatility in the credit markets during this time, there was a reduction in capital available to certain specialty finance companies and other capital providers, causing a reduction in competition. These conditions also coincided with lower stock prices for BDCs, with most BDCs trading below net asset value per share. The Company believes that favorable investment opportunities to invest at attractive risk-adjusted returns, including opportunities to make acquisitions of other companies or investment portfolios at attractive values, may be created during these periods of disruption and volatility.

While market conditions have largely recovered from the events of 2008 and 2009, there have been continuing periods of volatility, some lasting longer than others. Even though the Company has received stockholder approval to do so, the Company has not, and currently does not intend to, issue shares at a price below its net asset value per share. As of December 31, 2019, the Company was trading below net asset value per share. If adverse market conditions re-occur or increase in severity and duration prior to October 29, 2020, the Company may not have access to sufficient equity capital in order to maintain compliance with the current 200% minimum asset coverage ratio and take advantage of attractive investment opportunities that are created during these periods. In addition, the equity capital that will be available, if any, may be available only at an issuance price below net asset value per share. Stockholder approval of Proposal 2 would provide the Company with the flexibility, prior to October 29, 2020, to raise additional debt capital to invest in such attractive investment opportunities, which typically need to be made expeditiously.

The Current Middle Market Direct Lending Landscape

The Company’s primary competitors in providing financing to middle-market companies include public and private entities, other BDCs, commercial banks, commercial financing companies and insurance companies. Many of the Company’s competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. For example, some competitors may have a lower cost of funds and access to funding sources that will not be available to the Company. In addition, some competitors may have higher risk tolerances or different risk assessments than the Company, which could allow them to consider a wider variety of investments than the Company. Furthermore, many of the Company’s competitors are not subject to the regulatory restrictions to which the Company is subject under the 1940 Act. Enabling the Company to incur additional indebtedness is expected to increase the competitiveness of the Company. Moreover, if other BDCs take advantage of the ability to incur additional indebtedness and the Company does not have the flexibility to do so, its competitiveness relative to such BDCs may be reduced.

The Reduced Management Fees Will Be Implemented When the 150% Minimum Asset Coverage Ratio Becomes Effective

The Board considered the impact of the use of higher leverage on the Company’s base management fee and incentive compensation payable to the Advisor, noting that additional leverage would increase the base management fee and could increase the incentive fees. The Board also considered the effects of the Reduced Management Fees when the 150% minimum asset coverage ratio becomes effective.

The incentive compensation payable by the Company to the Advisor may create an incentive for the Advisor to pursue investments that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The incentive compensation payable to the Advisor is calculated based on a percentage of the Company’s ordinary income and capital gains. Accordingly, because an increase in leverage would increase gross assets and may increase ordinary income without increasing net assets, an increase in leverage could increase positive returns, increasing the likelihood that the Company would meet or exceed the hurdle rate applicable to the incentive compensation based on ordinary income, which may result in an increase in the amount of incentive compensation payable to the Advisor.

The base management fee payable to the Advisor pursuant to the investment management agreement is currently calculated at an annual rate of 1.75% based on the value of the Company’s total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. As such, incurring additional leverage would increase the base management fee payable to the Advisor. When the 150% minimum asset coverage ratio becomes effective, the Company’s base management fee on total assets (excluding cash and cash equivalents) will be reduced from 1.75% of our total assets to 1.50% of our total assets; provided that the rate will be further reduced to 1.00% on assets that exceed 200% of our net asset value, the Company's incentive fee based on net investment income will be reduced from 20% over a 7% hurdle to 17.5% over a 7% hurdle and the Company's incentive fee based on net capital gains will be reduced from 20% to 17.5%. Accordingly, even under the Reduced Management Fees, if the Company increases leverage to an amount greater than the current 200% asset coverage limitation, the total dollar amount of base management fee will increase as leverage increases. If Proposal 2 is approved by stockholders, the Reduced Management Fees would be effective beginning the day following approval of the Proposal, and the Company would begin calculating its payments to the Advisor using the Reduced Management Fees.

Since the Company already uses leverage in optimizing its investment portfolio, there are no material new types of risk associated with increased leverage on the base management and incentive compensation payable to the Advisor or the Advisor’s incentives. The Advisor also informed the Board that it intends to manage the Company in the same disciplined manner as it has prior to the effectiveness of the lower minimum asset coverage ratio. The Board also noted that sourcing additional investment opportunities to deploy any additional capital will require additional time and effort on the part of the Advisor and its investment personnel.

Other Considerations

The Advisor also noted that holders of any senior securities, including any additional senior securities that the Company may be able to issue as a result of the reduced asset coverage requirements, will have fixed-dollar claims on the Company’s assets that are superior to the claims of the stockholders. As a result, in the case of a liquidation event, holders of these senior securities would receive proceeds to the extent of their fixed claims before any distributions are made to the stockholders, and the issuance of additional senior securities may result in fewer proceeds remaining for distribution to the stockholders if the assets purchased with the capital raised from such issuances decline in value.

Upon approval of the application of the 150% minimum asset coverage ratio to the Company, the Company will need to comply with additional disclosure requirements, including with respect to both current reports on Form 8-K and ongoing periodic reports on Form 10-Q and Form 10-K. The Advisor noted that none of these requirements are burdensome and the additional disclosure is appropriate.

Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that this proposal is in the best interests of the Company and the stockholders and recommended that the stockholders approve this proposal.

Required Vote

The affirmative vote of more than 50% of the votes cast on the Second Proposal will determine the outcome of the proposal. For Proposal 2, “abstain” votes and broker non-votes, if any, will count as shares represented at the Annual Meeting for purpose of establishing a quorum but will have no effect on the outcome of the vote.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

* * * * *

THIRD PROPOSAL: TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

Deloitte & Touche LLP ("D&T") has been selected as the independent registered public accounting firm to audit the financial statements of the Company as of and for the Company's fiscal year ending December 31, 2020. D&T was selected by the Audit Committee of the Company and that selection was ratified by the Company's Board, including all of the Independent Directors, by a vote cast in person. The Company does not know of any direct or indirect financial interest of D&T in the Company. A representative of D&T will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer questions.

Fees Incurred by the Company for Deloitte & Touche LLP

Aggregate fees incurred by the Company for the fiscal years ended December 31, 2019 and 2018 for the Company's principal accounting firm, D&T, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

	2019	2018
Audit Fees	$651,900	$684,500
Audit-Related Fees	130,000	100,000
Tax Services Fees	115,000	115,000
All Other Fees	—	—
Total	$896,900	$899,500

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as comfort letters, consents and review of documents filed with the SEC, including certain 8-K filings. Audit fees also include fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Services Fees

Tax services fees consist of fees billed for professional services performed by the independent registered public accounting firm's tax personnel for tax compliance. These services include assistance regarding federal, state and local tax compliance except those services specifically related to the audit and review of financial statements.

All Other Fees

Other fees would include fees paid to the independent registered public accounting firm for products and services other than the services reported above.

Audit Committee Policies and Procedures

The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company's internal controls and the financial reporting process. D&T, as our independent registered public accounting firm ("Independent Auditors"), is responsible for performing an independent audit of our financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of our Independent Auditors.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services that may be provided by our Independent Auditors. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the Independent Auditors in order to assure that the provision of such service does not impair the Independent Auditors' independence. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement.

Periodically, the Audit Committee reviews and approves all audit, audit-related, tax and all other services that are performed by our Independent Auditors. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority between meetings to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the Independent Auditors to management.

All services described above under "Audit Fees," "Audit-Related Fees," "Tax Services Fees" and "All Other Fees" were pre-approved by the Audit Committee.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933 or the Exchange Act.

Audit Committee Report

The Audit Committee has reviewed the Company's audited financial statements and met and held discussions with management and with D&T, with and without management present, regarding the audited financial statements. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with D&T matters required to be discussed relating to D&T's judgments about the quality, as well as the acceptability, of the Company's accounting principles as applied in its financial reporting as required by Public Company Accounting Oversight Board ("PCAOB") Auditing Standards No. 1301 ("AS 1301"). In addition, the Audit Committee has discussed with D&T their independence from management and the Company, as well as the matters in the written disclosures received from D&T and required by AS 1301 and PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence." The Audit Committee has also received the written disclosures and the letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T's communications with the audit committee concerning independence, and has discussed with D&T its independence.

Based on the Audit Committee's review and discussions referred to above, including its discussions with management and the independent registered public accounting firm, the Audit Committee's review of the audited financial statements, the representations of management and the report of the D&T to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The Audit Committee has also recommended and the Board, including a majority of the Independent Directors, has approved, selecting D&T to serve as the Company's independent registered public accounting firm for the year ending December 31, 2020.

Maureen K. Usifer, Chair

John R. Baron

Jerrold B. Harris

Mark S. Lies

William E. Mayer

Meridee A. Moore

Required Vote

Approval of the Third Proposal requires the affirmative vote of a majority of all shares of common stock of the Company present at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will be considered present for the purpose of determining the presence of a quorum and will have the effect of a vote against the Third Proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company's independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect to the Third Proposal.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

* * * * *

FURTHER INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

The cost of soliciting proxies will be borne by the Company. In addition, certain officers, Directors and employees of each of the Company and the Advisor (none of whom will receive additional compensation therefor) may solicit proxies in person and/or by telephone, mail, facsimile transmission or email.

The Company intends to use the services of Georgeson LLC to assist in the solicitation of proxies and expects to pay market rates for such services, with an estimated fee not to exceed $6,500 plus expenses.

As the Annual Meeting approaches, certain Stockholders may receive a telephone call from a representative of Georgeson LLC if the Stockholder's votes have not yet been received.

Abstentions and broker non-votes will be counted as shares present at the Annual Meeting but not as votes cast and will not affect the result of the vote on Proposal 1, but will have the effect of a vote against Proposal 2. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company's independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, there should not be any broker non-votes with respect to Proposal 3.

All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Stockholders may revoke their proxies at any time prior to the time they are voted by giving written notice to the Secretary of the Company, by delivering subsequently dated proxies or by attending and voting at the Annual Meeting.

•

The Board of the Company has fixed the close of business on March 2, 2020 as the record date for the determination of Stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Stockholders of the Company on that date will be entitled to one vote for each share held and a fractional vote with respect to each fractional share held with no cumulative voting rights, on each matter to be voted on at the Annual Meeting or any adjournments, postponements or delays thereof. The Company had 68,827,754 shares of common stock outstanding at the close of business on the record date.

ADDITIONAL INFORMATION

EXECUTIVE LEADERSHIP

Executive officers of the Company and certain executive officers of the Advisor include:

Name	Position
James E. Keenan	Interim Chief Executive Officer of the Company, and Managing Director of BlackRock
Michael Pungello	Interim Chief Financial Officer of the Company and Managing Director of BlackRock
Charles C.S. Park	Chief Compliance Officer of the Company, Chief Compliance Officer of the Advisor and Managing Director of BlackRock

The term of office of each of the Company's and Advisor's executive officers is indefinite.

Name, Address and Year of Birth(1)	Positions Held and Principal Occupation(s) During the Past 5 Years
James E. Keenan 1976	See above.

Michael Pungello 1957

Michael Pungello, Managing Director of BlackRock, is a member of Global Accounting and Product Services and is Co-Head of BlackRock's Global Alternatives Operations. Mr. Pungello is responsible for administrative support for various alternative products including hedge funds, hedge fund of funds and private equity funds. Mr. Pungello served as CFO of BlackRock Global Horizons I L.P. from prior to 2012 to 2014. Mr. Pungello's service with BlackRock dates back to 1998, including his years with Merrill Lynch Investment Managers, which merged with BlackRock in 2006. Prior to moving to his current role in 2006, Mr. Pungello was the Chief Financial Officer for Merrill Lynch Alternative Investments. Mr. Pungello began his career in 1979 at Deloitte & Touche where he was a Partner in Deloitte's securities and investment company practices. Mr. Pungello earned a BBA degree in accounting from Fordham University in 1979 and an MBA degree in finance from New York University in 1987.

Charles C.S. Park 1967

Charles C.S. Park is Chief Compliance Officer of the Company and Chief Compliance Officer of the Advisor. Mr. Park is the Chief Compliance Officer to BlackRock's U.S. Mutual Funds (since 2014), Closed-End Funds (since 2014), and iShares Exchange-Traded Funds (since 2006) (the "Funds") and the Funds' registered investment advisers, the Advisor and BlackRock Fund Advisors. Mr. Park became a Managing Director of BlackRock following the merger of Barclays Global Investors ("BGI") with BlackRock in 2009 (the "Merger"). Prior to the Merger, from 2006, he served as Chief Compliance Officer to BGI's Mutual Funds and iShares Exchange-Traded Funds and their registered investment adviser, Barclays Global Fund Advisors. Prior to joining BGI, Mr. Park was employed by American Century Investments where he served as Chief Compliance Officer from 2004 to 2006 and as Counsel from 1995 to 2004. Mr. Park has a B.A. and a J.D. from the University of Michigan, Ann Arbor.

(1)

Unless otherwise specified, the business address of the Directors and officers of the Company is 40 East 52nd Street, New York, New York 10022, and the business address of the Advisor and officers of the Advisor is 55 East 52nd Street, New York, New York 10055.

INVESTMENT ADVISOR

Our investment activities are managed by the Advisor. The Advisor is a wholly-owned subsidiary of BlackRock Advisors, LLC, an indirect, wholly-owned subsidiary of BlackRock. BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At December 31, 2019, BlackRock's assets under management were $7.43 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of December 31, 2019, the firm had approximately 16,200 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.

The Advisor is responsible for sourcing potential investments, conducting research on prospective investments, analyzing investment opportunities, structuring our investments, and monitoring our investments and portfolio companies on an ongoing basis. The internal business unit of the Advisor responsible for advising the Company is led by James E. Keenan, Interim Chief Executive Officer and a Managing Director of the Advisor and BlackRock. Mr. Keenan has primary responsibility for the day-to-day management of our portfolio and the investment professionals providing services to the Company. He is supported by the Advisor's team, including 51 dedicated investment professionals, who have extensive experience in commercial lending, investment banking, accounting, corporate law and private equity investing. Our Advisor is responsible for identifying prospective customers, conducting research on prospective investments, identifying and underwriting credit risk, and monitoring our investments and portfolio companies on an ongoing basis.

ORGANIZATION OF THE ADVISOR

The Advisor is organized as a Delaware limited liability company. The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940. The Advisor is an indirect, wholly-owned subsidiary of BlackRock.

ADMINISTRATION AGREEMENT

The Company has entered into an administration agreement with BlackRock Financial Management, Inc. (the "Administrator"), a subsidiary of BlackRock, under which the Administrator provides administrative services to the Company. The Company reimburses the Administrator for the Company's allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the administration agreement, including rent and the Company's allocable portion of the cost of certain of its officers and their respective staffs.

PRINCIPAL EXECUTIVE OFFICES

The principal executive office of the Company is located at 40 East 52nd Street, New York, New York 10022. The principal executive office of each of the Advisor and the Administrator is located at 55 East 52nd Street, New York, New York 10055.

PRINCIPAL STOCKHOLDERS

The following table sets forth, at March 2, 2020, information with respect to the ownership of our common stock by each beneficial owner who, insofar as is known to us, owned more than 5% of our outstanding shares of common stock, each Director, our chief executive officer, each of our other executive officers and our Directors and executive officers as a group. Ownership information for the directors and officers or those persons who beneficially own 5% or more of the outstanding shares of our common stock, if any, is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons. Percentage of common stock is based on 68,827,754 shares of common stock outstanding at March 2, 2020. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power.

Name and address(2)	Type of ownership	Shares owned	Percentage of common stock currently outstanding
James E. Keenan(1)	Record and Beneficial	294,502	*%
John R. Baron	Beneficial	21,922	*%
Jerrold B. Harris	Beneficial	118,050	*%
Mark S. Lies	Beneficial	230,000	*%
Meridee A. Moore	Beneficial	170,000	*%
William E. Mayer	None	None	*%
Maureen K. Usifer	Record and Beneficial	68,132	*%
Michael Pungello	Beneficial	24,583	*%
Charles C.S. Park	None	None	*%
All officers and directors as a group (9 persons)	Record and Beneficial	927,189	1.35%

*	Represents less than 1%.
(1)

173,223 shares represent phantom shares. A phantom share is the economic equivalent of one share of common stock and, subject to the applicable vesting requirements, becomes payable in cash. These phantom shares vest in equal installments on each of the first three anniversaries of the award.

(2)	The address for all our officers and Directors is c/o BlackRock Capital Investment Corporation, 40 East 52nd Street, New York, NY 10022.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We have entered into an investment management agreement with the Advisor, under which the Advisor, subject to the overall supervision of our Board, manages our day-to-day operations, and provides investment advisory services to us. For providing these services, we have agreed to pay the Advisor a management fee based on our total assets and an incentive fee based on our investment performance, plus reimbursement of certain expenses incurred by the Advisor. Our executive officers and Directors and the employees of the Advisor and certain of its affiliates, as well as members of the investment committee, serve or may serve as investment advisors, officers, directors or principals of entities or investment funds that operate in the same or a related line of business as we do and/or investment funds managed by our affiliates. We note that any affiliated investment vehicle currently formed or formed in the future and managed by the Advisor or its affiliates may have overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. As a result, the Advisor and/or its affiliates may face conflicts in allocating investment opportunities between us and such other entities. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisors affiliated with the Advisor. However, the Advisor and its affiliates will endeavor to allocate investment opportunities in a fair and equitable manner and consistent with applicable allocation procedures. In any such case, if the Advisor forms other affiliates in the future, we may co-invest on a concurrent basis with such other affiliates, subject to compliance with applicable regulations and regulatory guidance, as well as applicable allocation procedures. In certain circumstances, negotiated co-investments may be made only if we receive an order from the SEC permitting us to do so.

Pursuant to the terms of the administration agreement, BlackRock, through the Administrator (a wholly owned subsidiary of BlackRock), provides us with the office facilities and administrative services necessary to conduct our day-to-day operations.

From time to time, we may invest in transactions in which our Directors and officers or the officers and employees of the Advisor and/or certain of its affiliates have a pecuniary interest. With respect to any such investment, we intend to comply with the relevant provisions of the 1940 Act to the extent they apply to us as a business development company, any other applicable laws, the conditions of an exemptive order we received from the SEC that permits us to enter into joint transactions with certain affiliates of the Company and our written policies and procedures concerning affiliated transactions. Depending on the extent of the individual's pecuniary interest, the Advisor will disclose the interest to its investment committee, our senior management and our Board and may, among other actions, seek the Board's approval to enter into the transaction and require the individual to recuse himself or herself from the deliberations and voting of our Board, the Advisor and its investment committee with respect to the transaction.

FINANCIAL STATEMENTS AND OTHER INFORMATION

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR MOST RECENT ANNUAL REPORT AND THE MOST RECENT QUARTERLY REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY STOCKHOLDER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 40 EAST 52ND STREET, NEW YORK, NEW YORK 10022 (TELEPHONE NUMBER 212-810-5800) OR GEORGESON LLC, THE COMPANY'S PROXY SOLICITOR (TELEPHONE NUMBER 1-800-866-316-3922).

We periodically update performance and certain other data for Company in the "Investor Relations" section of our website which can be found at http://www.blackrockbkcc.com. Investors and others are advised to periodically check the website for updated performance information and the release of other material information about the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company's Directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, the Company believes that each of its officers and directors and any persons holding 10% or more of its common stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2019, except that as a result of an administrative oversight, Meridee Moore was late in filing a Form 4 for an incremental purchase of the Company’s shares.

DIVIDEND REINVESTMENT PLAN

On March 6, 2018, the Company amended its dividend reinvestment plan (the "Plan"). Under the terms of the amended Plan, if the Company declares a dividend or determines to make a capital gain or other distribution, the reinvestment plan agent will acquire shares for the participants' accounts, depending upon the following circumstances, (i) through receipt of unissued but authorized shares from the Company ("newly issued shares") and/or (ii) by purchase of outstanding shares on the open market or on the Company's primary exchange ("open-market purchases"). If, on the last quarterly dividend payment date, the net asset value per share ("NAV") is equal to or less than the closing market price per share on such dividend payment date (such condition often referred to as a "market premium"), the reinvestment plan agent will invest the dividend amount in newly issued shares acquired on behalf of the participants. The number of newly issued shares to be credited to each participant's account will be determined by dividing the dollar amount of the dividend by the greater of (i) the NAV or (ii) 95% of the closing market price on such dividend payment date. If, on the dividend payment date, the NAV is greater than the market price per share plus estimated brokerage commissions (such condition often referred to as a "market discount"), the reinvestment plan agent may, upon notice to the reinvestment plan agent from the Company, either (a) invest the distribution amount in newly issued shares on behalf of the participants or (b) invest the dividend amount in shares acquired on behalf of the participants in open-market purchases. In the event that the Company elects to have the reinvestment plan agent invest the dividend amount in newly issued shares on behalf of the participants, the number of newly issued shares to be credited to each participant's account will be determined by dividing the dollar amount of the dividend by the market price on the dividend payment date. In the event that the Company elects to have the reinvestment plan agent invest the dividend amount in shares acquired on behalf of the participants in open-market purchases, the number of shares issued to each participant will be determined by dividing the dollar amount of the dividend by the weighted average price per share (including any applicable brokerage commissions) for all shares purchased by the reinvestment plan agent in the open market in connection with the dividend. The reinvestment plan agent will have until the last business day before the next date on which the shares trade on an "ex-distribution" basis or 30 days after the distribution payment date, whichever is sooner (the "last purchase date"), to invest the distribution amount in shares acquired in open-market purchases. If the reinvestment plan agent is unable to invest the full dividend amount in open-market purchases on the last purchase date, the reinvestment plan agent shall invest any uninvested portion in newly issued shares at the closing market price per share on the last purchase date. If the market discount shifts to a market premium based on the closing market price per share at any day during the purchase period, the reinvestment plan agent shall cease making open-market purchases after such day and invest any un-invested portion in newly issued shares. Investments in newly issued shares made in this manner would be made pursuant to the process described under the market premium condition with the date of such shift from market discount to market premium substituting for the dividend payment date. In either of the above scenarios where a combination of open-market purchases and newly issued shares is used to fulfil the Plan's requirements, the number of shares issued to each participant will be determined by dividing the dollar amount of the dividend by the weighted average of the two methods including any applicable brokerage commissions. On March 7, 2018, the Company filed a Form 8-K with the SEC concerning the amended Plan. You may access the Form 8-K filing and the Plan at http://www.sec.gov or http://www.blackrockbkcc.com.

PRIVACY PRINCIPLES OF THE COMPANY

We are committed to maintaining the privacy of Stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any non-public personal information relating to our Stockholders, although certain non-public personal information of our Stockholders may become available to us. We do not disclose any non-public personal information about our Stockholders or former Stockholders to anyone, except as permitted by law or as is necessary in order to service Stockholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about the Stockholders to employees of the Advisor with a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our Stockholders.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the Company's proxy statement in connection with the Company's 2021 annual meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices by Tuesday, November 17, 2020.

Stockholders who do not wish to submit a proposal for inclusion in the Company's proxy statement and form of proxy for the 2021 annual meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2021 annual meeting in accordance with the Company's bylaws. The Company's bylaws require that advance notice be given to the Company in the event a Stockholder desires to transact any business from the floor at an annual meeting of Stockholders, including the nomination of Directors. Notice of any such business must be in writing and received at the Company's principal executive office between Friday, January 1, 2021 and Sunday, January 31, 2021.

In order to be considered timely, such notice shall be delivered to the Company's Secretary at the principal executive office of the Company and shall set forth all information required under the Company's bylaws.

Copies of the Company's bylaws are available on the EDGAR Database on the SEC's Internet site at www.sec.gov. The Company will also furnish, without charge, a copy of its bylaws to a Stockholder upon request. Such requests should be directed to the Company at 40 East 52nd Street, New York, New York 10022, or by calling 212-810-5800.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those Stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for Stockholders and cost savings for companies.

A number of brokers with account holders who are the Company's Stockholders will be "householding" the Company's proxy materials. A single Proxy Statement will be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. If you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the Proxy Statement and annual report at their addresses and would like to request "householding" of their communications should contact their brokers.

Please note that only one Proxy Statement and annual report may be delivered to two or more Stockholders who share an address, unless the Company has received instructions to the contrary. To request a separate copy of this Proxy Statement and annual report or for instructions as to how to request a separate copy of this document and annual report or as to how to request a single copy if multiple copies of this document and annual report are received, Stockholders should contact the Company at the address and phone number set forth below.

Requests should be directed to the Company at 40 East 52nd Street, New York, New York 10022 (telephone number 212-810-5800). Copies of these documents may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2020

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at the Company's web site at:

http://www.blackrockbkcc.com.

OTHER MATTERS

The management of the Company knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters not now known properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Very truly yours,

JAMES E. KEENAN

Interim Chief Executive Officer

March ,2020

BLACKROCK CAPITAL INVESTMENT CORPORATION	Electronic Voting Instructions

IMPORTANT ANNUAL MEETING INFORMATION	Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 30, 2020.

Vote by Internet

• Go to www.envisionreports.com/BKC

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposal — The Board of Directors recommends a vote FOR the listed nominees and FOR the following proposals.

1. Election of Directors:	01 – John R. Baron	02 – Jerrold B. Harris

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐ For All EXCEPT- To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2.  To consider and vote upon a proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, to become effective the date after the Annual Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur.

For Against Abstain ☐ ☐ ☐

3. To ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the year ending December 31, 2020.	For Against Abstain ☐ ☐ ☐

B Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this proxy. Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2019 Annual Report on Form 10-K are available at:

www.envisionreports.com/BKC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BlackRock Capital Investment Corporation

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 1, 2020

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles C.S. Park and Laurence D. Paredes, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of BlackRock Capital Investment Corporation (the "Company") held of record by the undersigned on March 2, 2020 at the Annual Meeting of Stockholders of the Company to be held on May 1, 2020 or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE VALIDITY OF THIS PROXY IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THIS PROXY DOES NOT REVOKE ANY PRIOR POWERS OF ATTORNEY GIVEN BY THE UNDERSIGNED EXCEPT AS IT RELATES TO A PRIOR PROXY CONCERNING THE ANNUAL MEETING.

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET